EXHIBIT 10.3

— MATERIAL CONTRACTS –

CONSULTING AGREEMENT

CONSULTING AGREEMENT

This AGREEMENT, effective the 1st day of January, 2004, by and between Shiwana, Inc., (hereinafter “Company”), and Investors Insurance Group, Inc. (hereinafter “Consultant”).

WHEREAS, Consultant is a Florida Corporation whose management has skills providing stock transfer services and consulting services to public companies; and

WHEREAS, Company is a Delaware Corporation intending to be public with a need for initial stock transfer services and consulting services to assist it as a public Company; and

WHEREAS, Company desires to retain the services of Consultant to render initial stock transfer services and consulting services to Company, and

WHEREAS, Consultant desires to provide services to Company upon the terms and conditions as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Engagement. Company hereby engages the services of Consultant as specified in Section 2 hereof. Consultant hereby accepts such engagement and agrees to perform all services necessary thereto.

2. Duties. Consultant agrees to provide initial stock transfer services to the Company and shall, from time to time, consult with Company as needed by Company to assist Company with being a public company.

3. Term. The Term of this Agreement shall commence on January 1, 2004 and shall end on December 31, 2006.

4. Compensation. Company shall pay to Consultant compensation for such services rendered pursuant to this Agreement in the amount of five thousand ($5,000.00) dollars per annum payable in equal quarterly installments of one thousand two hundred and fifty ($1,250.00) dollars payable on the last day of each calendar quarter.

5. Relationship between the Parties. Nothing herein shall be construed as establishing a partnership or joint venture between the parties hereto. Consultant shall at all times be an independent contractor to the Company. All taxes relating to the compensation of Consultant for services rendered by Consultant for Company shall be the sole responsibility of Consultant.

6. Requisite Authority. Consultant and Company represent and warrant to the other, that each has the legal capacity to enter into this Agreement and that their obligations hereunder do not violate any statute, ordinance, ruling or any agreement to which it is a party.

7. Arbitration. Any dispute, including a claimed breach of the terms hereof, arising cut of or in connection with this Consulting Agreement shall be resolved by arbitration (single arbitrator) in accordance with the rules of the American Arbitration Association for Wilmington, Delaware. The arbitrator shall not contravene or vary in any respect any of the terms or provisions in this Agreement. The award of the arbitrator shall be final and binding upon this parties thereto, their heirs, administrators, executors, successors and assigns, and judgment upon such award may be entered in any court having jurisdiction thereof.

8. Notice. Any notice, communication, demand, or other writing (a “notice”) required or permitted to be given, made or accepted by any party to this Agreement shall be given by personal delivery or by depositing the same in the United States mail, properly addressed, postage prepaid and registered or certified with return receipt requested. A notice given by personal delivery shall be effective upon delivery and a notice given by registered or certified mail shall be deemed effective on the second day after such deposit For purposes of notice, the addresses of the parties shall be, until changed by a notice given in accordance herewith, as follows:

If to the Company:

Shiwana, Inc.

1320 Tower Road

Sc_aumburg, III. 60173

Attn: Tim Sensenig

If to the Consultant:

Investors Insurance Group, Inc.

315 Willowbrook Lane

West Chester, PA 19382

Attn: Donald Goebert

9. Entire Agreement and Modification. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an agreement, in writing, executed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

10. Applicable Law. This Agreement shall be governed, interpreted and construed under and in accordance with the laws of the State of Delaware.

11. Nonassignability. The rights, obligations and benefits established hereunder shall not be assignable by any party hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

SHIWANA, INC.,

By:	/s/ TIM SENSENIG
Tim Sensenig, Chief Executive Officer

INVESTORS INSURANCE GROUP INC,

By:	/s/ DONALD GOEBERT
Donald Goebert, Chairman of the Board